Exhibit 4.166

RECORDING REQUESTED BY

NGP Truckhaven LLC

AND WHEN RECORDED RETURN TO:

NGP Truckhaven LLC
c/o Nevada Geothermal Power, Inc.
Suite 840 – 1140 West Pender Street
Vancouver, BC V6E 4G1

SPACE ABOVE FOR RECORDER’s USE

Assessor Parcel Numbers: 007-120-005; 007-120-015; 007-120-016; 017-340-016; 007-120-006; 007-120-004; 007-120-008; 017-340-015; 017-340-024; 017-340-026; 017-340-017; 017-970-011; 017-161-004; 017-161-013; 017-243-002; 017-243-003; 017-222-001; 017-183-006; 017-182-006; 017-970-008; 017-970-015; 017-312-004; 017-970-013; 017-330-017; 017-330-006

The undersigned declare that this document does not grant, assign, transfer, convey or vest title to real property within the meaning of Section 11911 of the California Revenue and Taxation Code, and hence NO DOCUMENTARY TRANSFER TAX IS DUE.

The real property described herein is located in an unincorporated area of Imperial County, State of California.

QUITCLAIM DEED

THIS QUITCLAIM DEED is made and entered into as of the 31st day of May, 2011, by and between Iceland America Energy, Inc. a California Corporation (“Grantor”), and NGP Truckhaven LLC, (“Grantee”).

For good and valuable consideration, the receipt of which is hereby acknowledged, Grantor hereby remises, releases and forever quitclaims, grants and conveys to Grantee and Grantee’s heirs, administrators, executors, representatives, successors and assigns, all of Grantor’s right, title and interest, if any, in, to and under those certain lands located in Imperial County, California, described in Exhibit A attached hereto and incorporated herein by this reference.

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IN WITNESS WHEREOF, Grantor has executed this Quitclaim Deed as of the date first written above.

GRANTOR:	Iceland America Energy, Inc.

	By:	Paul E. Wilson
	Its:	Chief Executive Officer

Exhibit A

Lands Located in Imperial County, CA

To QUITCLAIM DEED made and entered into as of the 31st day of May, 2011, by and between Iceland America Energy, Inc. a California Corporation (“Grantor”), and NGP Truckhaven LLC, (“Grantee”).

APN 007-120-005 T11S R9E, Sec. 2: All, 641.32 acres), subsurface rights with surface access;

007-120-015 T11S R9E, Sec. 12: N1/2, 320 acres), subsurface rights with surface access;

007-120-016 T11S R9E, Sec. 12: S1/2, 320 acres), subsurface rights with surface access;

017-340-016T11S R10E, Sec. 18: All, 650.96 acres), subsurface rights with surface access;

007-120-006 T11S R9E SBM, Sec. 1: All, 640.52 acres), subsurface rights with surface access;

007-120-004 T11S R9E SBM, Sec. 3: All, 641.98 acres), subsurface rights with surface access;

007-120-008 T11S R9E SBM, Sec. 11: All, 640 acres), subsurface rights with surface access;

017-340-015: 650.12 acres (T11S, R10E, Sec. 7, all of Section 7), subsurface rights with surface access

017-340-024: 592.60 acres (T11S, R10E, Sec. 9, all that portion of Section 9 lying Westerly of the Westerly boundary line of State Highway No. 86), subsurface rights with surface access

017-340-026: 339.80 acres (T11S, R10E, Sec. 15, all that portion of Section 15 lying Westerly of the Westerly boundary line of State Highway No. 86), subsurface rights with surface access

017-340-017: 640.00 acres (T11S, R10E, Sec. 17, all of Section 17), 50% interest in subsurface rights with surface access

Those portions of Section 5, Township 11 South, Range 10 East, S.B.& M., according to United States Government Plat of Survey approved and on file in the United States Land Office at Los Angeles, California, described as follows:

Parcel #1 (APN 017-970-13)

BEGINNING at the Southeast corner of Section 5, thence along the easterly line of said Section 5: North 00°28'13" West 60.00 feet to the intersection with a line which is located 60.00 feet northerly of, measured at right angles to the South line of said Section 5; said point of intersection, being the TRUE POINT OF BEGINNING. Thence along said parallel line:

1st. North 88°53'28" West 5106.44 feet, thence

2nd. North 70°00'00" East 1108.53 feet, thence,

3rd. North 84°30'00" East 4075.44 feet to the intersection with the East line of said Section 5, thence along said East line

4th. South 00°28'13" East 868.61 feet to the TRUE POINT OF BEGINNING, and containing 64.3 acres of land, more or less.

Parcel #2 (APN 017-970-08)

BEGINNING at the Northwest corner of said Section 5, thence along the North line of said Section 5: 1st. South 89°50'19" East 998.83 feet, thence 2nd. South 14°00'00" East 2885.21 feet, thence

3rd. South 84°30'00" West 1666.78 feet to the intersection with the West line of said Section 5, thence along said West line

4th. North 00°43'46" West 2962.31 feet to the point of beginning; and containing 89.5 acres of land, more or less.

Parcel #3 (APN 017-970-15)

BEGINNING at the Northeast corner of Section 5, thence along the easterly line of said Section 5:

1st. South 00°28'13" East 2242.45 feet, to the Northerly line of that certain parcel of land conveyed August 14, 1967 and recorded as Document No. 33 in Book 1249, Page 988 of Official Records, thence along said Northerly line,

2nd. South 70°00' 00" West 689.43 feet to the Southeast corner of Lot B of Tract No. 600 as shown on the map recorded in Book 5, Page 53 of Final Maps in the Office of the Recorder of the County of Imperial; thence along the eastern and southern boundaries of said Tract No. 600 by the following 25 courses:

3rd. North 20°00'00" West 451.64 feet to, the beginning of a tangent concave westerly having a radius of 1710.00 feet, thence

4th. Northerly along said curve through a central angle of 09°01'00" an arc distance of 269.10 feet, thence

5th. North 60°59'00" East 235.00 feet, thence

6th. North 60°02 '11" East 60.01 feet to the beginning of a tangent curve concave easterly having a radius of 20.00 feet from which point of intersection a radial line bears North 60°57'18" East, thence

7th. Northerly along said curve through a central angle of 88°35'07" an arc distance of 30.92 feet, thence

8th. North 30°27'35" West 60.00 feet to the Intersection with a non-tangent curve concave northerly having a radius of 20.00 feet from which point of intersection a radial line bears North 30°27'35" West; thence

9th. Westerly along said curve through a central angle of 88°35'07" an arc distance of 30.92 feet to the intersection with a tangent curve concave southwesterly having a radius of 2005.00 feet, thence

10th. Northwesterly along said curve through 'a central angle of 13°34'09" an arc distance of 474.84 feet to the intersection with a tangent curve concave northeasterly having a radius of 20.00 feet, thence

11th. Along said curve through a central angle of 88°35'07" an arc distance of 30.92 feet, thence

12th. North 43°08'29" East 155.00 feet, thence

13th. North 46°51'31" West 60.00 feet to the intersection with a non-tangent curve concave southeasterly having a radius of 263.00 feet from which point of intersection a radial line bears South 46°51'31" East, thence

14th. Northeasterly along said curve through a central angle of 01°41'31" an arc distance of 7.77 feet, thence

15th. North 45°10'00" West 125.00 feet to the intersection with a non-tangent curve concave southeasterly having a radius of 388.00 feet from which point of intersection a radial line bears South 45°10'00" East, thence

16th. Northeasterly along said curve through a central angle of 13°04'00" an arc distance of 88.48 feet, thence

17th. North 57°54'00" East 479.74 feet, thence

18th. South 32°06'00" East 105.00 feet to the intersection with a tangent curve concave westerly having a radius of 20.00 feet, thence

19th. Southerly along said curve through a central angle of 90°00'00" an arc distance of 31.42 feet, thence

20th. South 32°06'00" East 60.00 feet to the intersection with a non-tangent curve concave southwesterly having a radius of 20.00 feet from which point of intersection a radial line bears South 32°06'00" East, thence

21st. Southeasterly along said curve through a central angle of 90°00'00" an arc distance of 31.42 feet, thence

22nd. South 32°06'00" East 120.00 feet, thence

23rd. North 57°54' 00" East 70.00 feet to the intersection with a non-tangent curve concave southeasterly having a radius 20.00 feet from which point of intersection a radial line bears North 57°54'00" East, thence

24th. Northerly along said curve through a central angle of 90°00'00" an arc distance of 31.42 feet, thence

25th. North 57°54'00" East 105.00 feet, thence

26th. North 32°06'00" West 585.00 feet, thence

27th. North 57°54'00" East 533:41 feet to the intersection with the northerly line of aforesaid Section 5, thence

28th. Along the northerly line of said Section 5, South 89°50'40" East 62.04 feet to the point of beginning and containing 29.84 acres of land, more or less.

Parcel #4 (APN 017-312-04)

Portion of Lot A, Block 17, Tract 600, according to Map thereof recorded in Book 5, Page 53 of Final Maps, in the office of the County Recorder, Imperial County, California, containing 0.13 acres, more or less.

Parcel #5 (APN 017-330-17)

Portion of Lot A, Block 14, 15, & 16, Tract 600, according to Map thereof recorded in Book 5, Page 53 of Final Maps, in the office of the County Recorder, Imperial County, California, containing 0.37 acres, more or less.

Parcel #5 (APN 017-330-06)

Lot B, Block 13, Tract 600, according to Map thereof recorded in Book 5, Page 53. of Final Maps, in the office of the County Recorder, Imperial County, California, containing 0.12 acres, more or less